Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 16 to Registration Statement No. 333-122804 on Form N-1A of our reports each dated February 18, 2011, relating to the financial statements and financial highlights of MML Blend Fund, MML China Fund, MML Enhanced Index Core Equity Fund, MML Equity Fund, MML High Yield Fund, MML Inflation-Protected and Income Fund, MML Managed Bond Fund, MML Money Market Fund, MML Short-Duration Bond Fund, MML Small/Mid Cap Equity Fund (formerly known as MML Small Cap Equity Fund), and MML Strategic Emerging Markets Fund, each a series of the MML Series Investment Fund II, appearing in the Annual Reports on Form N-CSR of MML Series Investment Fund II for the year ended December 31, 2010, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Disclosure of Portfolio Holdings – Other Disclosures,” “Investment Management and Other Services,” and “Experts” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 29, 2011